Exhibit 10.35
AMENDMENT NUMBER 2
TO THE
GOODRICH CORPORATION SEVERANCE PROGRAM
     THIS AMENDMENT is made this 1st day of November, 2006, by Goodrich Corporation (hereinafter referred to as the “Company”);
W I T N E S S E T H
     WHEREAS, the Company maintains the Goodrich Corporation Severance Program, as amended and restated, effective February 21, 2006 (hereinafter referred to as the “Plan”);
     WHEREAS, pursuant to Section 10 of the Plan, the Chief Executive Officer of the Company has the authority to amend the exhibits to the Plan; and
     WHEREAS, the Chief Executive Officer desires to include the employees of Sensors Unlimited, Inc. as Eligible Employees, as that term is defined in the Plan, by amending Exhibit A to the Plan.
     NOW, THEREFORE, the Chief Executive Officer hereby amends Exhibit A to the Plan as set forth in the attached revision to Exhibit A effective for any Qualifying Termination, as that term is defined in the Plan, that occurs on or after November 1, 2006.
     IN WITNESS WHEREOF, the Company, by its Chief Executive Officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:
Marshall O. Larsen, Chief Executive Officer

Exhibit A
To Goodrich Corporation Severance Program
     List of Domestic Subsidiaries Not Covered by the Goodrich Corporation Severance Program
Employees of the following domestic subsidiaries shall not be considered “Eligible Employees” under the Severance Program.

Companies	Place of Incorporation

Revised November 1, 2006